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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  May 12, 2015

PROVIDENCE AND WORCESTER RAILROAD COMPANY
 (Exact name of registrant as specified in its charter)

Rhode Island	0-16704	05-0344399
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Hammond Street, Worcester, Massachusetts  01610
(address, including zip code, of principal executive offices)

(508) 755-4000
Registrant’s telephone number, including area code

None
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
ž      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
ž      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
ž      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
ž      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Providence and Worcester Railroad Company (the “Company”), upon the recommendation of the Stock Option and Compensation Committee of the Board, approved forms of amended and restated Senior Executive Change-in-Control Severance Agreements (the “Agreement”) for the Company’s senior executives (the President, Vice President, Treasurer/Chief Financial Officer, and Secretary/General Counsel). On May 11, 2015, the first of the Company’s senior executive’s executed his Agreement. The remaining senior executives subsequently executed their respective Agreements or are expected to do so in the near future. The substantive changes made to the existing form of senior executive Change-in-Control Agreement were to eliminate the set-off for salary earned following a change-in-control and to adopt a “best net” approach in cases where these payments to an senior executive would be subject to an excise tax under the Internal Revenue Code of 1986, as amended. The foregoing description does not constitute a complete summary of the amended Agreement and is qualified by reference in its entirety to the full text of the form of the Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.	Description	Method of Filing
10.1	Senior Executive Change in Control Severance Benefit	Attached as Exhibit

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1945, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Providence and Worcester Railroad Company

By:           /s/ Charles D. Rennick
Charles D. Rennick
Secretary and General Counsel

Dated: May 12, 2015